UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

June 12, 2020

 Date of Report (Date of earliest event reported)

333-188401

Commission File Number

SUCCESS ENTERTAINMENT GROUP INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Nevada	99-0385424
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

215 North Jefferson, Box 591, Ossian, Indiana	46777
(Address of principal executive offices)	(Zip Code)

(260) 490-9990
(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

The disclosures set forth in Item 2.03 are incorporated into this Item 1.01 by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On June 8, 2020, Power Up Lending Group Ltd., a Virginia corporation (the “Registrant”), issued a convertible promissory note in favor Success Entertainment Group International Inc. (the “Borrower”), in the principal sum or $63,000. The note carries a guaranteed interest rate of 12% (the “Interest Rate”) per annum from June 8, 2020 (the “Issue Date”), matures on the June 9, 2021 (the “Maturity Date”), and is subject to pre-payment penalties. The note can be converted, in whole or in part, at any time during the period beginning on the date which is one hundred eighty (180) days following the date of the note and ending on the later of: (i) the Maturity Date and (ii) the date of payment of the Default Amount - in respect of the remaining outstanding amount to convert all or part of the outstanding and unpaid amount of the note into fully paid and non-assessable shares of Common Stock, as such Common Stock exists on the Issue Date, or any shares of capital stock or other securities of the Borrower into which such Common Stock shall hereafter be changed or reclassified at the conversion price (the “Conversion Price”).

In no event shall the holder be entitled to convert any portion the note in excess of that portion of the note upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by the holder and its affiliates (other than shares of Common Stock may be deemed beneficially owned through the ownership of the unconverted portion of any security of the Borrower subject to a limitation on conversion or exercise analaguos to the limitations contained in the note) and (2) the number of shares of Common Stock issuable upon conversion of the portion of the note with respect to the determination of this provision being made, would result in beneficial ownership by the holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock.

On June 8, 2020, SEGN entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Power Up Lending Group Ltd. (the “Purchaser”), pursuant to which the Company agreed to issue and sell to the Investor, and the Investor agreed to purchase from the Company common stock in the aggregate principal amount of $63,000, convertible into shares of common stock, $0.001 par value per share, on the Company (the “Common Stock”), subject to customary ant-dilution adjustments.

The June 8, 2020 note and the June 8, 2020 securities purchase agreement and corporate resolutions are attached to this Current Report on Form 8K as exhibits 4.1, 4.2 and 10.1 respectively and incorporated herein by reference. The disclosure set forth in this Section 2.03 is intended to be a summary only and is qualified in its entirety by reference to exhibits.

Item 3.02 Unregistered Sales of Equity Securities

The disclosures set forth in Item 2.03 are incorporated into this Item 3.02 by reference.

The issuance of the convertible promissory note was made in reliance on exemption from registration pursuant to Section 4(2) of Securities Act of 1933, as amended, on the basis that the Registrant had a pre-existing relationship with the investor and there was not public offering.

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Section 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

4.1	Convertible promissory note in favor of Power Up Lending Ltd., dated June 8, 2020

4.2	Stock purchase agreement in favor of Power Up Lending Ltd., dated June 8, 2020

10.1	SEGN Corporate Resolution of the Board of Directors of SEGN dated June 8, 2020

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 12, 2020	By:	/s/ William Robinson
William Robinson
CEO, Secretary, and Director

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